                                                                      EXHIBIT 12

     STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                          LEVEL 3 COMMUNICATIONS, INC.

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
                                   Nine Months
                                      Ended
                                  September 30,        Fiscal Year Ended
                                 ---------------- -----------------------------
                                  1998     1997   1997  1996  1995  1994  1993
                                 -------  ------- ----- ----- ----  ----  -----
                                     ($ in millions, except for ratios)
Earnings (Loss) from Continuing
 Operations Before Taxes.......  $  (100) $    66 $  70 $ 116 $ (4) $(33) $ 241
  Interest on Debt, Net of
   Capitalized Interest........       86       11    15    33   52    77     11
  Interest Expense Portion of
   Rental Expense..............        5      --    --      1  --      1    --
                                 -------  ------- ----- ----- ----  ----  -----
Earnings Available for Fixed
 Charges.......................  $    (9) $    77 $  85 $ 150 $ 48  $ 45  $ 252
                                 =======  ======= ===== ===== ====  ====  =====
Interest on Debt...............  $    92  $    11 $  15 $  38 $ 72  $ 86  $  12
  MFS Preferred Dividends......      --       --    --    --     8   --     --
  Interest Expense Portion of
   Rental Expense..............        5      --    --      1  --      1    --
                                 -------  ------- ----- ----- ----  ----  -----
Total Fixed Charges............  $    97  $    11 $  15 $  39 $ 80  $ 87  $  12
                                 =======  ======= ===== ===== ====  ====  =====
Ratio of Earnings to Fixed
 Charges.......................      --      7.29  5.73  3.87  --    --   20.94
                                 =======  ======= ===== ===== ====  ====  =====
Deficiency.....................  $  (106) $   --  $ --  $ --  $(32) $(42) $ --
                                 =======  ======= ===== ===== ====  ====  =====
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